ESCROW INSTRUCTIONS AND AGREEMENT

This **ESCROW AGREEMENT** (this "**Agreement**"), refers to the Purchaser and Seller set forth on the signature page hereto and Escrow.com, a Delaware corporation ("Escrow Agent"). **PURCHASER, ESCROW AGENT AND SELLER** are collectively referred to herein as the "**Parties**".

RECITALS

A. Seller is selling and Purchaser is purchasing certain assets of the Seller's including, without limitation, the domain name(s) ModularHomes.com (collectively, the "Domain Names").

B. Seller and Purchaser have electronically engaged Escrow.com on the website www.Escrow.com, and agreed to the terms and conditions thereon, including but not limited to the Terms of Use and the General Escrow Instructions.

C. Purchaser and Seller wish to establish an escrow arrangement to secure Seller's rights to payments, and as such Purchaser and Seller desire to assign title to ownership of the Domain Names to the Escrow Agent to hold by private registration as an escrow agent/custodian in trust for the benefit of Purchaser and Seller, and Escrow Agent has agreed to hold the Domain Names pursuant to the terms of this Agreement. Escrow Agent shall hold the Domain Names until payment in full has been made by Purchaser, at which time, Escrow Agent, according to the terms of this Agreement, shall transfer the registration of the Domain Names to Purchaser.

D. The Parties also agree that the Escrow Agent will receive from the Purchaser payments to be made by the Purchaser and disburse such payments actually received by Escrow Agent to the Seller, and that the Escrow Agent will hold as an escrow agent/custodian in trust only the Escrow Items (as defined in Section 4 below).

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1. **Assignment of Domain Names to Escrow Agent.** On even date herewith, Seller will transfer title to the Domain Names to Escrow Agent in trust for the benefit of Purchaser and Seller and Escrow Agent agrees to hold by private registration, and subsequently transfer title to the Domain Names as set forth in this Agreement. Seller shall take all steps necessary to transfer such registration of the Domain Names with any third party registrar as selected by Escrow.com so that the "WHOIS" information will be privately registered in the Escrow Agent's name for the duration of

this Escrow. All communications with the registrar of the Domain Names thereafter shall be sent directly to, and made by Escrow Agent.

2. **Administration of the Domain and Trade Name.** During the term of the escrow, Escrow Agent agrees to administer Domain Name system changes ("Administrative Changes"). Seller consents, without further notice, to any action taken by Escrow Agent. Seller and Purchaser agree to indemnify and hold Escrow Agent harmless from any and all claims in connection with Administrative Changes to the Domain Names. A change in the registration of the owner thereof, can only be effectuated upon written consent of both Purchaser and Seller or upon payment of the agreed upon purchase price in full. Purchaser may instruct Escrow Agent to make Administrative Changes during the term of the Escrow by sending an email from the Purchaser's designated email address, BWNelms@gmail.com, to dnholding@escrow.com. Purchaser is to include the transaction number and domain name in the subject line of the email. Administrative Changes are typically processed by Escrow Agent within two (2) business days. A total of two (2) Administrative Changes may be requested by the Parties each calendar year, any additional Administrative Changes shall be subject to a charge of Two Hundred Fifty Dollars ($250.00) per requested Administrative Change. Escrow Agent has agreed to execute this Agreement solely to memorialize its agreement to act as an escrow holder hereunder. Escrow Agent is not a party to the Escrow Items and is solely a third party neutral provider of escrow services to facilitate the sale and transfer of the Domain Names. Escrow Agent shall be responsible for the maintenance or renewal of the Domain Names while they are in escrow or held by the Escrow Agent.

3. **Administration of Payments.** Purchaser will make payments to Escrow Agent by wire transfer to an account designated in writing by the Escrow Agent according to the payment schedule set forth on Exhibit "A" (the "Payment Schedule"). The Escrow Agent agrees to accept the payments pursuant to the Payment Schedule and to disburse the same to the Seller by check, wire transfer, or ACH payment as determined by Seller. Seller shall pay all fees associated with any outgoing wire transfer or ACH payments.

4. **Documents in Escrow.** In addition to holding the Domain Names, Escrow Agent will hold copies of the following executed documents as applicable:

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The above described items together with the Domain Names and any other documents necessary to consummate the transfer of the Domain Names, are collectively called the "Escrow Items." Escrow Agent shall not be responsible for, nor incur any liability for the adequacy, sufficiency, title or legal effect of any of the Escrow Items, and Escrow Agent makes no representation or warranty of any nature in connection with the Escrow Items.

5. **Delivery of Escrow Items by Escrow Agent.** Escrow Agent agrees to deliver the Escrow Items as follows:

a. To Purchaser. At the time Purchaser has made all payments due under the Payment Schedule, the Escrow Agent shall deliver the Escrow Items to Purchaser within five (5) business days.

b. To Seller. If Purchaser fails to make a payment due under the Payment Schedule, Seller may declare a default by sending Purchaser a notice of default. Such notice of default shall also be sent in writing to the Escrow Agent. If the Purchaser fails to cure the default within five (5) business days following such notice, Seller shall have the right to notify the Escrow Agent (with a copy to Purchaser) of such failure and demand delivery of the Escrow Items. Escrow Agent shall deliver the Escrow Items to Seller within five (5) business days after the default cure period has passed.

6. Establishment of Escrow and Escrow Fees: Upon execution hereof, Purchaser and Seller shall jointly and severally pay to Escrow Agent the Escrow Agent's fee as set forth on the transaction detail screen and detailed on Exhibit "A". The Escrow Agent's fee is not pro-ratable, even if the purchase price is paid in full before its scheduled due date, and is non-refundable. In addition, Purchaser and Seller shall timely reimburse Escrow Agent for all third party fees and costs associated with this Agreement, including Escrow Agent's legal fees.

6.1 The Escrow Agent shall hold the Escrow Items in trust to the extent permitted by law, and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Items and to hold the Escrow Items in the Escrow Account, upon the terms and conditions of this Agreement.

6.2 Purchaser and the Seller hereby appoint the Escrow Agent to serve as agent for the purpose of holding and distributing the Escrow Items upon the terms and conditions set forth in this Agreement, and the Escrow Agent accepts such appointment subject to the terms and conditions of this Agreement.

6.3 On written request, the Escrow Agent will send monthly statements to Purchaser and the Seller of the funds received and disbursed by the Escrow Agent. Escrow Agent shall not be responsible for preparing or sending any 1099 Interest Statement to any party.

7. Addresses for Notice.

If to Escrow Agent:

30318 Esperanza
Rancho Santa Margarita, CA 92688
Attn: Domain Holding Department

If to Purchaser or Seller, the parties hereto shall use the address for notices set forth in the Escrow Items.

8. **Incorporation of the General Escrow Instructions.** Except as modified by this Agreement, the terms of the General Escrow Instructions which both parties have agreed to electronically are adopted by the Parties and incorporated herein by this reference.

9. **Termination.** Unless terminated by Escrow Agent, this Agreement shall terminate on the final disbursement by Escrow Agent of final payment of the purchase price due under the Payment Schedule to Seller and delivery of the Escrow Items as set forth herein.

10. **Services Not Included**. The Buyer and Seller (and/or Broker when applicable) understand that the above escrow services DO NOT include any representation of warranty, either expressed or implied by Escrow.com, and that Escrow.com assumes no responsibility for the legality of the transaction, condition of the ownership, sufficiency of instruments conveying ownership, or agreements therefore. Payment of sales tax, utilities, future performances of Buyer and Seller (and/or Broker when applicable), transfer of any insurance policies or warranties, legality of the transaction or legal effect thereof or any other matters related to merchandise or this escrow NOT specifically included herein shall be considered outside of escrow and neither Escrow.com nor any of the Escrow.com affiliates shall have any further responsibility and/or liability for same.

(signatures on following page)

IN WITNESS WHEREOF, the parties hereto have delivered this Agreement as of the date first above written.

Purchaser:

By: [signature]
Name: Brad W. Helms
Title: C.O.O.
Company: Brad W. Helms SmartCare Inc.
Date: 1/23/15

Seller:

By: ______________________
Name: ______________________
Title: ______________________
Company: ______________________
Date: ______________________

Escrow Agent:

Escrow.com,
a Delaware corporation

By: ______________________
Name: Andee Hill
Title: Director, Business Development
Date: ______________________

IN WITNESS WHEREOF, the parties hereto have delivered this Agreement as of the date first above written.

Purchaser:

By: ____________________
Name: ____________________
Title: ____________________
Company: ____________________
Date: ____________________

Seller:

By: ____________________
Name: STEPHEN BASSETT
Title: N/A
Company: N/A
Date: JAN 21 2013

Escrow Agent:

Escrow.com,
a Delaware corporation

By: ____________________
Name: Andee Hill
Title: Director, Business Development
Date: ____________________

IN WITNESS WHEREOF, the parties hereto have delivered this Agreement as of the date first above written.

Purchaser:

By: ______________________
Name: ______________________
Title: ______________________
Company: ______________________
Date: ______________________

Seller:

By: ______________________
Name: ______________________
Title: ______________________
Company: ______________________
Date: ______________________

Escrow Agent:

Escrow.com,
a Delaware corporation

By: A Hill
Name: Andee Hill
Title: Director, Business Development
Date: 1.25.13

Exhibit "A"
Escrow Fees
Payment Schedule

Escrow Fees

The escrow fee is $1254.08 (0.89% of the total) and $500/year or portion of a year. Since there will be thirteen months, Escrow.com will only charge $40.00 for the last month rather than a full year of fees. Total escrow fee is $1794.08. Total first payment will be $50,897.04.

Any disbursement charges are the seller's responsibility.

Payment Schedule

Total purchase price $140,909.00.
First payment of $50,000.00 due after this document is signed.
$
The remaining $90,909.00 is to be paid each consecutive month for twelve (12) months.
The first payment of $7500.00 plus the interest of $75.75 is due by March 1, 2013.
The final payment of $7500.00 plus the interest of $75.75 is due by February 1, 2014.